LOAN AGREEMENT

THIS AGREEMENT is dated December 23, 2009, by and between SOUTHEAST IDAHO COUNCIL OF GOVERNMENTS, INC. of P.O. Box 6079, Pocatello, ID 83205-6079, (hereinafter the "Lender"), and TETRIDYN SOLUTIONS, INC., an Idaho corporation of 1651 Alvin Ricken Dr., Pocatello, ID 83201 (hereinafter the "Borrower") and DAVID W. HEMPSTEAD and ANTOINETTE HEMPSTEAD, a.k.a. Antoinette Knapp, husband and wife, of 1651 Alvin Ricken Dr., Pocatello, ID 83201(hereinafter the "Guarantors").

WHEREAS, the Borrower has applied to the Lender for loans for the purpose of obtaining additional working capital; and

WHEREAS, the Lender is willing to make such loans to the Borrower on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I THE LOANS

SECTION 1.01: THE LOANS, NOTES, AND RATES

Subject to the terms and conditions of this Agreement, the Lender hereby agrees to lend the Borrower, and the Borrower hereby agrees to borrow from the Lender and repay to the Lender, the total principal amount of $150,000 consisting of three separate loans, and all interest and other charges herein permitted (hereinafter called the "Loans").

$100,000 of the loan funds shall come from Lender's Economic Development Agency Loan Program ("EDA Loan Program").  $25,000 of the loan funds shall come from Lender's Micro I Loan Program.  $25,000 of the loan funds shall come from the Lender's Micro H Loan Program.

The obligations of the Borrower and Guarantors to repay the Loans shall be evidenced by three separate promissory notes (hereafter the "Notes") of the Borrower in a form satisfactory to the Lender dated the date on which the Loans are made (hereafter known as the "Closing Date") payable to the order of the Lender for the amount of each separate Loan with interest on the unpaid principal at the rate of 7% per annum, and an Unconditional Guaranty Agreement signed by the Guarantors.

SECTION 1.02: THE TERM AND REPAYMENT

The term of each loan shall be 5 years.  The Notes shall each be repayable in 60 equal monthly installments of principal and interest amortized over a term of 120 months, with a balloon payment falling due on the date the 60th monthly installment falls due.  Borrower and Guarantors affirmatively agree and understand that the Lender does not agree to extend the maturity date beyond the date the balloon payments fall due.

Loan Agreement

The first monthly installment shall be due and payable on the 30th day following the date the Notes are executed by the Borrower.  All subsequent installment payments shall be paid on the same day of each month thereafter until all sums due under the Notes and this Agreement shall have been paid in full.

All payments shall be applied first to interest and then to principal.  All payments will be made promptly to the Lender at its address specified at the beginning of this Agreement, or at such other address as it may designate in writing.

SECTION 1.03: PURPOSE OF LOAN

The purpose of the loan is to provide the Borrower with additional working capital.

ARTICLE II REPRESENTATIONS AND WARRANTIES

The Borrower represents and covenants the following:

SECTION 2.01: DULY ORGANIZED

The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Idaho and has the power to enter into this Agreement and to borrow the loans provided hereunder.

SECTION 2.02: DULY AUTHORIZED

The making and performance by the Borrower of this Agreement, and the execution and delivery of the Notes and any Security Agreements have been duly authorized by all necessary corporate actions and will not violate any law, rule, regulation, order, writ, judgment, decree, determination, or award presently in effect having applicability to the Borrower or any provision of the Borrower's Certificate of Incorporation or Bylaws, or result in a breach of, or constitute a default under any Indenture or bank loan or credit agreement or any other agreement or instrument to which the Borrower is a party or by which it or its property may be bound or affected.

SECTION 2.03: LEGALLY BINDING INSTRUMENTS

When this Agreement is executed by the Borrower, Guarantors, and the Lender, and when the Notes are executed and delivered by the Borrower for value, and the Guaranty Agreements are executed and delivered by the Guarantors for value, each such instrument shall constitute the legal, valid, and binding obligation of the Borrower and Guarantors in accordance with their terms.  Any Security Agreements and Financing Statements shall constitute legal, valid, and binding liens or security interests in the Collateral therein described.

SECTION 2.04: NO LEGAL SUITS

There are no legal actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower before any court or administrative agency, which, if determined adversely to the Borrower, would have a material adverse effect on the financial condition or business of the Borrower.

Loan Agreement

SECTION 2.05: NO LEGAL AUTHORIZATION NEEDED

No authorization, consent or approval, or any formal exemption of any governmental body, regulatory authorities (Federal, State or Local) or mortgagee, creditor, or third party is or was necessary to the valid execution and delivery by the Borrower of this Agreement, the Notes, or any Security Agreement, Financing Statement, Deed of Trust, or Mortgage.

SECTION 2.06: NOT IN DEFAULT

The Borrower is not in default of any obligation, covenant, or condition contained in any bond, debenture, note or other evidence of indebtedness or any mortgage, deed of trust or Collateral instrument securing the same.

SECTION 2.07: TAXES ARE PAID

The Borrower has filed all tax returns which are required and has paid all taxes which have or may become due pursuant to said returns or pursuant to any assessments levied against the Borrower or its personal or real property by any taxing agency, federal, state or local.  No tax liability has been assessed by the Internal Revenue Service or other taxing agency, federal, state or local for taxes materially in excess of those already provided for and the Borrower knows of no basis for any such deficiency assessment.  Borrower has paid in full all personal and real property taxes by any taxing agency, federal, state or local against the property which Borrower owns or is obligated to pay.

SECTION 2.08: NO ADVERSE CHANGE

The Borrower certifies that there has been no adverse change since the date of loan application in the financial conditions, organizations, operation, business prospects, fixed properties, or personnel of the Borrower.

ARTICLE III CONDITIONS' OF LENDING

The obligation of the Lender to make the Loan shall be subject to the fulfillment at the time of closing of each of the following conditions:

SECTION 3.01: EXECUTION OF OFFER OF CREDIT

The Borrower shall have executed and delivered to the Lender the Offer of Credit.

SECTION 3.02: EXECUTION AND DELIVERY OF NOTES AND LOAN AGREEMENT

The Borrower shall have executed and delivered to the Lender this Loan Agreement and the Notes in a form satisfactory to the Lender.

Loan Agreement

SECTION 3.03: EXECUTION AND DELIVERY OF SECURITY AGREEMENT

The Borrower and Guarantors shall have executed and delivered, to the Lender, their Security Agreements and Financing Statements in a form satisfactory to the Lender giving the Lender security in all of the Borrower's equipment and inventory and the Guarantors' personal property, household furnishings and jewelry described in Exhibit A attached hereto (the "Collateral").  Borrower and Guarantors do hereby authorize Lender to prepare and file such financing statements wherever necessary to perfect the security interests granted to Lender.  Said Security Agreements and Financing Statements are intended by the parties to secure payment of the principal of the Notes, the interest thereon, and any other sums payable by the Borrower and Guarantors under this or any other agreement they have with Lender.

The Borrower agrees that Lender is granted a security interest in any equipment that is acquired or received by Borrower during the term of this Loan.  Borrower shall notify Lender of such acquisition or receipt within fourteen (14) days thereof.  Such security interest shall attach through the security agreement executed in conjunction with and through this agreement and shall be perfected through the financing statement executed in conjunction with this agreement.

SECTION 3.04: EXECUTION AND CERTIFICATION OF RESOLUTION OF BOARD OF DIRECTORS

The Borrower shall have executed and delivered to the Lender a duly certified copy of a Resolution of the Board of Directors authorizing the execution and delivery by the Borrower of this Agreement, the Notes, and Security Agreement.

SECTION 3.05: ORGANIZATIONAL DOCUMENTATION

The Borrower shall have delivered to the Lender copies of Borrower's Certificate of Incorporation, Bylaws and a Certificate of Good Standing from the Idaho Secretary of State.

SECTION 3.06: GUARANTEES

The Lender shall have received duly executed personal Guaranty Agreements of the Guarantors, David W. Hempstead and Antoinette Hempstead, husband and wife.

ARTICLE IV AFFIRMATIVE COVENANTS OF THE BORROWER

The Borrower agrees to comply with the following covenants from the date hereof until the Lender has been fully repaid with interest, unless the Lender shall otherwise consent in writing.

SECTION 4.01: PAYMENT OF THE LOANS

The Borrower agrees to pay punctually the principal and interest on the Notes according to their terms and conditions and to pay punctually any other amounts that may become due and payable to the Lender under or pursuant to the terms of this Agreement or the Notes.

Loan Agreement

SECTION 4.02: PAYMENT OF OTHER INDEBTEDNESS

The Borrower agrees to pay punctually the principal and interest due on any other indebtedness now or hereafter at any time owing by the Borrower to the Lender or any other lender.

SECTION 4.03: PAYMENT OF LOAN ORGANIZATION FEES

In consideration of the Lender's expenses associated with processing and servicing these loans, the Borrower agrees to pay to the Lender a processing fee of 2.25% of the principal amount of the loan amount ($3,375) at Loan Closing.

SECTION 4.04: MAINTAIN AND INSURE PROPERTY

The Borrower and Guarantors agree at all times to maintain the property provided as Security for this Loan in a condition equal to the condition of said property at the time this Agreement is executed, normal wear and tear excepted, and in any event in such condition and repair that the Lender's security will be adequately protected.  The Borrower also agrees to maintain, during the term of the Loan, adequate hazard insurance policies covering fire and extended coverage and such other hazards as may be deemed appropriate in amounts at least equal to the unpaid balance of the Notes, and issued by companies satisfactory to the Lender with acceptable loss payee clauses in favor of the Lender.  The policy of insurance shall include a proof of insurance provision requiring not less than 30 days written notice to Lender prior to cancellation.

The Borrower further agrees to maintain workers' compensation insurance in amounts required by law.  Borrower shall maintain public liability for bodily injury and property damage insurance with limits of not less than $100,000 for injury to one person and $100,000 for injury to two or more persons in one occurrence, and $100,000 for damage to property.  Borrower shall deliver to Lender certificates of insurance showing insurance coverages from companies authorized to issue insurance policies in the State of Idaho.

SECTION 4.06: PAY ALL TAXES

The Borrower agrees to duly pay and discharge all personal property taxes, assessments, and governmental charges upon it or against the property securing these loans prior to the date on which the penalties attached thereto, except that the Borrower shall not be required to pay any such tax, assessment, or governmental charge which is being contested by it in good faith and by appropriate proceedings.  If so requested by Lender, Borrower will provide a bond guaranteeing payment of such taxes or assessments in any case in which Borrower contests any tax and refuses to pay under the section.

SECTION 4.07: MAINTAIN EXISTENCE

The Borrower agrees to maintain its corporate existence, rights, privilege, and franchises within the State of Idaho and qualify and remain qualified as a foreign corporation in each jurisdiction in which its present or future operations or its ownership of property requires such qualification.

Loan Agreement

SECTION 4.08: PROVIDE FINANCIAL AND JOB INFORMATION

The Borrower agrees to maintain adequate records and books of account, in which complete entries will be made reflecting all of its business and financial transactions, such entries to be made in accordance with generally accepted principles of good accounting practice consistently applied in the case of financial transactions.

Borrower agrees to deliver to the Lender its annual financial statements certified by an authorized agent of the Borrower to be true and accurate copies within sixty (60) days of the close of the Borrower's Fiscal Year.  The Financial Statements shall include a year end balance sheet, year end income and expense ledger, current inventory list, and current accounts receivable ledger.  The Lender retains the right to request audited statements from the Borrower, to be obtained at the Borrower's expense.

Guarantors agree to provide Lender with copies of their federal and state income tax returns within 30 days of the date they are prepared and submitted to the Internal Revenue Service, the Idaho Tax Commission or other state taxing agency.

The Borrower further agrees to provide job hiring or retention data to the Lender every year of the Loan.  This job data will include the number of employees, the number of minorities and female employees, and the average annual wages of its employees.

SECTION 4.09: CONSENT TO THE DISCLOSURE OF LOAN INFORMATION

The Borrower does hereby consent and authorize Lender to publicly disclose the following information about the loan.

1.           The principal amount of the loans and the terms of repayment.

2.           The purpose of the loans and number of jobs created by the loan.

3.           The source of the funds comprising the principal amount of the loans.

This consent is unqualified and extends directly to Lender, its officers, directors, attorneys and independent contractors who may, in their sole discretion, wish to use the information by making public disclosure thereof

SECTION 4.10: RIGHT TO INSPECTION

The Borrower and Guarantors agree to grant the Lender, until the Notes have been fully repaid with interest, the right at all reasonable hours to inspect the personal property used to secure the Loan; and the Borrowers and Guarantors further agrees to provide the Lender free access to the Borrower's business premises and Guarantors' residence for the purpose of such inspection to determine the condition of the personal property securing the repayment of the Loans.

Loan Agreement

SECTION 4.11: NULL AND VOID COVENANTS

The Borrower agrees that in the event that any provision of this Loan Agreement or any other instrument executed at closing or the application thereof to any person or circumstances shall be declared null and void, invalid, or held for any reason to be unenforceable by a Court of competent jurisdiction, the remainder of such Agreement shall nevertheless remain in full force and effect, and to this end, the provisions of all covenants, conditions, and agreements described herein are deemed separate.

SECTION 4.12: EXPENSES AND CLOSING COSTS

The Borrower agrees to pay all fees, expenses, and charges in respect to the Loans, including, but not limited to the fees and out-of-pocket expenses of legal counsel employed by the Lender, recording and filing fees, fees and expenses payable in connection with the enforcement of this Loan Agreement and Notes.

SECTION 4.13: NOTICE OF DEFAULT

The Borrower agrees to give written notice to the Lender of any event, within ten days of the event, which constitutes an Event of Default under this Agreement, or that would, with notice or lapse of time or both, constitute an Event of Default under the Notes or Security Agreements.

In the event notice of default of any nature is sent by Lender, Borrower and Guarantors agree to pay Lender the sum of $180.00 in addition to all other sums or demands in said notice, before any default is cured and released.  Any payments or other performances of Borrower or Guarantors coming due during the time that a notice of default is in effect shall be automatically included in said notice of default and the Borrower and Guarantors must so perform in addition to any performance called for in the notice.

SECTION 4.14: EXPENSES OF COLLECTION OR ENFORCEMENT

The Borrower and Guarantors agree that if at any time the Borrower or Guarantors default on any provision of this Loan Agreement, they will pay to the Lender, in addition to any other amounts that may be due from the Borrower and Guarantors, an amount equal to the costs and expenses of collection of the Loans or enforcement of the Lender's rights under the Notes and this Agreement, including a reasonable Attorney's fees whether or not legal proceedings are instituted by the Lender.

ARTICLE V COVENANTS OF THE BORROWER

The Borrower covenants and agrees that, from the date hereof until payment in full of the Notes, unless the Lender shall otherwise consent in writing, it will not enter into any agreement or other commitment the performance of which would constitute a breach of any of the covenants contained in this Loan Agreement including, but not limited to, the following covenants.  Any breach of these covenants would constitute an Event of Default, and the rights of default by the Lender may be executed.

Loan Agreement

SECTION 5.01: ENCUMBER THE COLLATERAL

The Borrower will neither create nor suffer to exist any mortgages, pledge, lien, charge or encumbrance, including liens arising from judgments on the Collateral securing the Loans.

SECTION 5.02: SELL THE COLLATERAL

The Borrower and Guarantors will not sell, convey, or suffer to be conveyed, lease, assign, transfer, or otherwise dispose of the Collateral securing the Loans (except inventory sold in the ordinary course of business) unless consent, in writing, is given by the Lender.

SECTION 5.03: CHANGE OF OWNERSHIP

The principals of the Borrower will not permit, without permission of the Lender, any material change in the ownership structure, control, or operation of the Borrower including, but not limited to: (i) merger into or consolidation with any other person, firm or corporation; (ii) significant issuance of any shares of its capital stock having ordinary voting power for the election of members of the Board of Directors or other governing body of the Borrower; (iii) changing the nature of its business as carried on at the date hereof; (iv) substantial distribution, liquidation, or other disposal of the Borrower's assets to the stockholders or any other party.

ARTICLE VI EVENTS OF DEFAULT

The entire unpaid principal of the Notes, and the interest then accrued thereon, and all other sums due under this Agreement or any other agreement referred to herein shall become and be immediately due and payable upon the written demand of the Lender, without any other notice or demand of any kind or any presentment or protest, if any one of the following events (hereafter an "Event of Default") shall occur and be continuing at the time of such demand, whether voluntarily or unvoluntarily, or without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rules, or regulation of any administrative or governmental body, provided, however, that such sum shall not be then payable if Borrower's payments have been waived, or the time for making the Borrower's payments has been extended by the Lender.  A default under any one of the three Notes shall constitute an event of default for all three Notes.

SECTION 6.01: NONPAYMENT OF LOAN

If the Borrower shall fail to make payment when due of any installment of principal on the Notes, or interest accrued thereon, and if the default shall remain unremedied for ten days.

SECTION 6.02: NONPAYMENT OF OTHER INDEBTEDNESS

If default shall be made in the payment when due of any installment of principal or of interest on any of the Borrower's other indebtedness, and if such default shall remain unremedied for ten days.

Loan Agreement

SECTION 6.03: INCORRECT REPRESENTATION OR WARRANTY

Any representation or warranty contained in, or made in connection with the execution and delivery of this Loan Agreement, or in any certificate furnished pursuant hereto, shall prove to have been false when made in any material respect.

SECTION 6.04: DEFAULT IN COVENANTS

The Borrower shall default in the performance of any other term, covenant, or agreement contained in this Loan Agreement, Notes, or Security Agreements and such default shall continue unremedied for ten days after either: (i) it becomes known to an executive officer of the Borrower; or (ii) written notice thereof shall have been given to the Borrower by the Lender.

SECTION 6.05: VOLUNTARY INSOLVENCY

If the Borrower shall become insolvent or shall cease to pay its debts as they mature or shall voluntarily file a petition seeking reorganization of, or the appointment of a receiver, trustee, or liquidation of a substantial portion of its assets, or to effect a plan or other arrangement with creditors, or shall be adjudicated bankrupt, or shall make a voluntary assignment for the benefit of creditors.

SECTION 6.06: INVOLUNTARY INSOLVENCY

If an insolvency petition shall be filed against the Borrower or Guarantors under any bankruptcy, insolvency, or similar law or seeking the reorganization of Borrower or the appointment of any receiver, trustee, or liquidator for the Borrower or any Guarantor, or if a substantial part of the property of the Borrower or Guarantors is levied upon by a writ or warrant of attachment or similar process and such writ shall not be released or bonded, within ten days after filing of levy.

SECTION 6.07: JUDGMENTS

If any final judgment for the payment of money that is not fully covered by liability insurance shall be rendered against the Borrower or Guarantors and within ten days shall not be discharged, or an appeal therefrom taken and execution thereof effectively stayed pending such appeal, and if such judgment be affirmed on such appeal, the same shall not be discharged within ten days.

SECTION 6.08: CESSATION OF BUSINESS

If the Borrower shall cease or substantially reduce its business operations within Lender's service area, which includes Bannock and Bingham County, Idaho.

Loan Agreement

SECTION 6.09: RIGHTS UPON DEFAULT

Upon default by Borrower, Lender has all cumulative remedies available to it under State law in enforcing this Agreement and Lender's rights to the Collateral mentioned herein including, but not limited to, the following:

(a)           Accelerate and declare the full balance immediately due on all of the Notes and commence suit for collection thereof;

(b)           Take possession of the Collateral without notice, except as required by law, provided that said self-help shall be done without breach of peace;

(c)           Request and demand that Borrower and Guarantors assemble the Collateral at an acceptable location for delivery to Lender;

(d)           Sell or dispose of Collateral by sale and pursuant to the law;

(e)           Specifically enforce the terms of the Notes and Security Agreements;

(f)           Foreclose on any Collateral by strict foreclosure in equity;

(g)           Pursue any and all other remedies available under law to enforce the terms of this Agreement and Lender's rights to Collateral identified herein and the Security Agreements.

(h)           In the event the Borrower or Guarantors abandon the Collateral, Lender may take immediate possession of the same for the purposes of preserving or otherwise protecting the Collateral from loss, damage or waste.

(i)           Lender shall be entitled to the appointment of a receiver as a matter of right, and any receiver appointed may serve without bond.  Employment by Lender shall not disqualify a person from serving as a receiver.  Upon taking possession of the Borrower or Guarantors' property, the receiver may:

(1)           Use, operate, manage, control and conduct the business of Borrower and make any necessary expenditures for all maintenance and operation of the business as in his/her judgment are proper; and

(2)           Collect all rent, revenues, income, issues and profits from said business and apply such sums to the necessary expenses of maintenance, use, management and operation of the business.

Loan Agreement

(j)           Borrower and Guarantors expressly waive any legal or equitable right to marshal assets.  Lender may resort to any Collateral for payment of the loan in such order or manner as Lender may elect.

(k)           The remedies provided herein are not exclusive and are in addition to any other remedy available in law or equity.

ARTICLE VII MISCELLANEOUS

SECTION 7.01: WAIVER OF NOTICE

No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  No modification or waiver of any provision of this Loan Agreement or of the Notes, nor any consent to any departure by the Borrower therefor, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

SECTION 7.02: AMENDMENTS - WRITING REQUIRED

The Lender hereby expressly reserves all rights to amend any provisions of this Agreement, to consent to or waive any departure from the provisions of this Loan Agreement, to amend or consent to, or waive departure from the provisions of the Notes, and to release or otherwise deal with any Collateral for payment of the Notes provided, however, that all such amendments be in writing and executed by the Lender, Borrower and Guarantors.

SECTION 7.03: NOTICES

All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party hereto if mailed by certified mail, prepaid, to the Lender, Borrower and Guarantors at the addresses set forth at the beginning of this Loan Agreement, or at such other addresses as any party may have designated in writing to any other party hereto.  This section does not limit other means of delivering written notice if said notices are actually received.

SECTION 7.04: PAYMENTS

The Borrower will make payments to the Lender in accordance with the terms and conditions of this Agreement at its place of business or at its address set forth at the beginning of this Loan Agreement or such other place as Lender may later designate in writing.

Loan Agreement

SECTION 7.05: SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All agreements, representations, and warranties made by the Borrowers and Guarantors herein or any other document or certificate delivered to the Lender in connection with the transactions contemplated by this Loan Agreement shall survive the delivery of this Agreement, the Notes and the Security Agreements hereunder, and shall continue in full force and effect so long as the Loans are unpaid.

SECTION 7.06: SUCCESSORS AND ASSIGNS

This Loan Agreement shall be binding upon the Borrower, its Successors, and Assigns, and the Guarantors, except that the Borrower may not assign or transfer its rights without prior written consent of the Lender.  This Agreement shall inure to the benefit of the Lender and except as otherwise expressly provided in particular provisions hereof, all subsequent holders of the Notes.  Borrower acknowledges that Lender contemplates and may assign the Notes and this Agreement and consents to such assignments.

SECTION 7.07: COUNTERPARTS

This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 7.08: GOVERNING LAW

This Loan Agreement, the Notes and Security Agreements, and Financing Statements shall be deemed contracts made under the laws of the State of Idaho and for all purposes shall be construed in accordance with the laws of that State.

SECTION 7.09: WAIVER

Failure by Lender at any time to require performance by Borrower or Guarantors of any of the provisions of this Agreement shall in no way affect Lender's rights hereunder to enforce the same, nor shall any waiver by Lender of any breach hereof be held to be a waiver of any succeeding breaches or a waiver of this non-waiver clause.

ARTICLE VIII PREPAYMENT

SECTION 8.01: PREPAYMENT

The Borrower may prepay without penalty all or any portion of the unpaid principal balance of this Loan Agreement.  Any prepayments made shall not excuse the Borrower or Guarantors from making the regular installment payments due under this Agreement and the Notes until the remaining balances have been paid in full.  The prepayment will be applied pro rata against the principal balance of the loans plus any accrued interest or other charges which the Borrower may at the time of the prepayment owe Lender.

Loan Agreement

SECTION 8.02: PREPAYMENT INCENTIVE

If the Loans are paid in full within 3 years of the date of this Agreement, Lender agrees to reduce the interest rate from 7% per annum to 6.5% per annum, and to the extent necessary adjust the payoff amount to reflect the reduction in interest rate from the date hereof up through the date payment in full is made to all three loans.

BORROWER:	LENDER:

TETRIDYN SOLUTIONS, INC.	SOUTHEAST IDAHO COUNCIL OF
GOVERNMENTS, INC.

By: /s/ D. W. Hempstead	By: /s/ Kathleen Lewis
David W. Hempstead	Kathleen Lewis, Executive Director

By: /s/ A. R. Knapp
Antoinette Hempstead a.k.a.
Antoinette Knapp

STATE OF IDAHO	)
ss
County of Bannock	)

On this 23rd day of December, 2009, before me, the undersigned Notary Public in and for said County and State, personally appeared David W. Hempstead and Antoinette Knapp, known or identified to me to be the President and Secretary of the corporation that executed the foregoing instrument, and being by me first duly sworn, declared that the statements therein are true, and acknowledged to me that they executed the same on behalf of said corporation.

IN WITNESS, I have hereunto set my hand and affixed my official seal, the day and year in this certificate first above written.

/s/ Michael G. Ditto
NOTARY PUBLIC for Idaho
Residing at: Pocatello, ID
Commission Expires: 11-6-2015

Notary Seal of Michael G. Ditto
Notary Public
State of Idaho

Loan Agreement

PROMISSORY NOTE-MICRO I

Pocatello, Idaho	Amount: $25,000.00

FOR VALUE RECEIVED, TETRIDYN SOLUTIONS, INC., an Idaho corporation of 1651 Alvin Ricken Dr., Pocatello, ID 83201 ("Maker"), promises to pay to the order of SOUTHEAST IDAHO COUNCIL OF GOVERNMENTS, INC. of P.O. Box 6079, Pocatello, ID 83205-6079 ("Payee") the principal sum of $25,000.00, with interest accruing thereon at the rate of 7% per annum, calculated on a 365 day year, beginning on the date this Note is executed by the Maker.

The amount of the monthly payments of principal and interest shall be amortized over a term of 120 months, however a balloon payment of all unpaid principal and accrued interest shall fall due on the date the 60th monthly installment is scheduled to be paid.

This Note shall be paid as follows:

Sixty (60) monthly installments of principal and interest in the amount of $290.27, each, with the first installment falling due and payable on the 30th day following the date this Note is executed by the Maker.  The remaining monthly installment payments shall be due and payable on the same day in each month thereafter until all sums due hereunder shall be paid in full by a balloon payment falling due on the date the 60th monthly payment is scheduled to be paid.

The installments are payable in lawful money of the United States of America.  Payee may accelerate the balance of all sums due hereunder upon any default by the Maker in the terms hereof, or the terms of any Security Agreement securing this Note.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Idaho.

In the event this Note is placed with an attorney for collection or enforcement of any of its terms or provisions, whether or not suit is filed, the undersigned promises to pay, in addition to costs provided by statute or rule, a reasonable attorney's fee.

Presentment and demand for payment, protest and notice of protest are hereby waived.

This Note may be prepaid, at any time, without penalty, as provided in the Loan Agreement executed by the Maker contemporaneously herewith.

Payment of this Note is secured by two Security Agreements of even date herewith.

DATED this 23 day of December, 2009.

TETRIDYN SOLUTIONS, INC.

By: /s/ D.W. Hempstead
David W. Hempstead, President

By: /s/ A.R. Knapp
Antoinette Knapp, Secretary

PROMISSORY NOTE-MICRO II

Pocatello, Idaho	Amount: $25,000.00

FOR VALUE RECEIVED, TETRIDYN SOLUTIONS, INC., an Idaho corporation of 1651 Alvin Ricken Dr., Pocatello, ID 83201 ("Maker"), promises to pay to the order of SOUTHEAST IDAHO COUNCIL OF GOVERNMENTS, INC. of P.O. Box 6079, Pocatello, ID 83205-6079 ("Payee") the principal sum of $25,000.00, with interest accruing thereon at the rate of 7% per annum, calculated on a 365 day year, beginning on the date this Note is executed by the Maker.

The amount of the monthly payments of principal and interest shall be amortized over a term of 120 months, however a balloon payment of all unpaid principal and accrued interest shall fall due on the date the 60th monthly installment is scheduled to be paid.

This Note shall be paid as follows:

Sixty (60) monthly installments of principal and interest in the amount of $290.27, each, with the first installment falling due and payable on the 30th day following the date this Note is executed by the Maker.  The remaining monthly installment payments shall be due and payable on the same day in each month thereafter until all sums due hereunder shall be paid in full by a balloon payment falling due on the date the 60th monthly payment is scheduled to be paid.

The installments are payable in lawful money of the United States of America.  Payee may accelerate the balance of all sums due hereunder upon any default by the Maker in the terms hereof, or the terms of any Security Agreement securing this Note.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Idaho.

In the event this Note is placed with an attorney for collection or enforcement of any of its terms or provisions, whether or not suit is filed, the undersigned promises to pay, in addition to costs provided by statute or rule, a reasonable attorney's fee.

Presentment and demand for payment, protest and notice of protest are hereby waived.

This Note may be prepaid, at any time, without penalty, as provided in the Loan Agreement executed by the Maker contemporaneously herewith.

Payment of this Note is secured by two Security Agreements of even date herewith.

DATED this 23 day of December, 2009.

TETRIDYN SOLUTIONS, INC.

By: /s/ D.W. Hempstead
David W. Hempstead, President

By: /s/ A.R. Knapp
Antoinette Knapp, Secretary

PROMISSORY NOTE-EDA

Pocatello, Idaho	Amount: $100,000.00

FOR VALUE RECEIVED, TETRIDYN SOLUTIONS, INC., an Idaho corporation of 1651 Alvin Ricken Dr., Pocatello, ID 83201 ("Maker"), promises to pay to the order of SOUTHEAST IDAHO COUNCIL OF GOVERNMENTS, INC. of P.O. Box 6079, Pocatello, ID 83205-6079 ("Payee") the principal sum of $100,000.00, with interest accruing thereon at the rate of 7% per annum, calculated on a 365 day year, beginning on the date this Note is executed by the Maker.

The amount of the monthly payments of principal and interest shall be amortized over a term of 120 months, however a balloon payment of all unpaid principal and accrued interest shall fall due on the date the 60th monthly installment is scheduled to be paid.

This Note shall be paid as follows:

Sixty (60) monthly installments of principal and interest in the amount of $1,161.08, each, with the first installment falling due and payable on the 30th day following the date this Note is executed by the Maker.  The remaining monthly installment payments shall be due and payable on the same day in each month thereafter until all sums due hereunder shall be paid in full by a balloon payment falling due on the date the 60th monthly payment is scheduled to be paid.

The installments are payable in lawful money of the United States of America.  Payee may accelerate the balance of all sums due hereunder upon any default by the Maker in the terms hereof, or the terms of any Security Agreement securing this Note.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Idaho.

In the event this Note is placed with an attorney for collection or enforcement of any of its terms or provisions, whether or not suit is filed, the undersigned promises to pay, in addition to costs provided by statute or rule a reasonable attorney's fee.

Presentment and demand for payment, protest and notice of protest are hereby waived.

This Note may be prepaid, at any time, without penalty, as provided in the Loan Agreement executed by the Maker contemporaneously herewith.

Payment of this Note is secured by two Security Agreements of even date herewith.

DATED this 23 day of December, 2009.

TETRIDYN SOLUTIONS, INC.

By: /s/ D.W. Hempstead
David W. Hempstead, President

By: /s/ A.R. Knapp
Antoinette Knapp, Secretary